For period ended 12/31/2004
Registrant Name: American Beacon Select Funds
File Number: 811-9603


EXHIBIT 99.906CERT


William F. Quinn and Rebecca L. Harris, respectively, the President and Treasurer of the American Beacon Select Funds (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William F. Quinn                      /s/ Rebecca L. Harris
--------------------                      ---------------------
William F. Quinn                          Rebecca L. Harris
President                                 Treasurer
American Beacon Select Funds              American Beacon Select Funds

Date: March 9, 2005
      -----------------

A signed original of this written statement required by Section 906 has been provided to American Beacon Select Funds and will be retained by American Beacon Select Funds and furnished to the Securities and Exchange Commission or its staff upon request.